Exhibit 99.1

      RushTrade Releases Advanced Order Management System (OMS), the First
                   of its New Algorithmic Trading Technology

DALLAS, TEXAS (January 19, 2005) - Rush Financial Technologies, Inc., dba RushTrade(R) Group (OTC.BB: "RSHF") announces the release of its RushTrade Advanced Order Management System (OMS), which includes One Cancels Other (OCO), One Triggers Other (OTO), and a number of added conditional order types.

RushTrade's Advanced Order Management System (OMS) is now available for active money management and risk control functions. This constitutes the first in a series of proposed releases of advanced order management, algorithmic trading functionality, and "black box" trading systems. Utilizing these new trading technologies, RushTrade customers have the ability to set up advanced order management and hedging strategies for long and short positions, as well as various take-profit and stop/limit orders for existing positions. RushTrade's OTO and OCO orders are held server-side as "hidden" stop orders allowing customers to enter orders that are invisible to the exchanges, ECNs and other market participants.

"Automated trading systems, previously available only to institutions, are now available to individual traders and money managers. Recently, the New York Stock Exchange reported that more than 50% of its trade volume was executed through some sort of automated trading system. We believe algorithmic trading and OMS in the direct access trading industry is in its early stages, and that Rush Financial Technologies will continue to be an innovator in this emerging segment of the industry," said Shawn McConnell, Vice President of Marketing.

RushTrade's Advanced OMS Wizard, utilizing RushTrade's intelligent order routing system, DART(TM), allows selection and implementation of multiple strategy options for establishing new positions, or for existing positions such as "New Long Strategy" to buy, "New Short Strategy" to sell short, and "Existing Position" to set conditional orders to sell all or a portion of an existing position. For more information go to:

http://www.rushtrade.com/DP2Help/AdvancedOM_HelpFinal.pdf
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About RushTrade's Advanced Order Management System

RushTrade's Advanced OMS functionality includes multiple OTO and OCO orders such as OTO/OCO Market, OTO/OCO Limit, OTO/OCO, and Limit + Discretion, in addition to a number of conditional orders and abandon strategies providing customers with additional order and risk management tools.

One Triggers Other (OTO)

RushTrade's OTO functionality allows customers to enter an initial order and place a second order contingent upon the fill of the first order. RushTrade customers can place an order to buy a stock, and at the same time, place a sell limit order that would automatically be routed to the exchange or ECN once the first order is filled.


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

One Cancels Other (OCO)

To reduce human error, the OCO feature is automated and integrated with RushTrade's Advanced Order Management screens. RushTrade customers can simultaneously enter multiple orders that are linked through OCO, so that once the first order is filled, the other order is automatically cancelled.

One Triggers Two (OT2)

RushTrade's OT2 order-entry system allows customers to enter a primary order and place two separate secondary orders that will only be activated upon the execution of the primary order. When one of the secondary orders is filled, the other is automatically cancelled.

Additional Order Types Supported by RushTrade

RushTrade customers have the ability to place orders contingent upon an equity stock's price. By making an order contingent on predetermined and preset criteria, the trade is placed only if and when the market price for the specified equity meets the customer's preset criteria. This capability allows RushTrade customers to access a greater number of programmed trading and risk management features. RushTrade supports after hours trading in both pre- and post-market sessions. Below is a brief summary of some of the additional order types available such as Trailing Stops, Reserve Orders, Discretionary Orders, and Reserve + Discretionary.

Trailing Stops

RushTrade customers also have the ability to enter a number of trailing stop orders. Like stop orders, trailing stops can be entered as sell orders to protect the downside on a long position, or as a buy order to protect a short position against a loss on the upside.

Reserve Orders

RushTrade's system for reserve orders allows customers to "show" only a portion of the actual order size on the Level II Book, keeping "in reserve" the remainder of the shares in the order and automatically replenishing the displayed portion as the full order is executed in the smaller "show" increments. Money Managers that trade large blocks of shares may find this useful since it provides a way to keep costs down because only one commission is charged; and it has the benefit of hiding the "true" order size so as not to adversely affect the market price.

Discretionary Orders

RushTrade's system for discretionary orders permits placing a limit order with two (2) price components - a "Display Price" and a "Discretionary Price." The "Display Price" is "shown" in the market, but the "Discretionary Price" is "hidden." RushTrade's system for discretionary orders will seek to obtain the "best inside" price within the discretionary price range, until the complete order is filled. Combined reserve + discretionary orders may be entered simultaneously.



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

About RushTrade Group

RushTrade Group operates through two primary subsidiaries:

RushGroup Technologies, Inc. ("RushGroup"), the company's financial technology development subsidiary, develops and operates proprietary real-time portfolio management software products, order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an intelligent order routing system, RushGroup also offers real-time market data platforms and direct access trading systems to meet the needs of active online investors, institutional portfolio managers, and traders.

RushTrade Securities, Inc. ("RushTrade"), a wholly owned subsidiary of the company and a fully-disclosed introducing broker/dealer and member NASD and SIPC, offers securities and online brokerage services to its retail customers utilizing RushGroup's software products. RushTrade customer trades are cleared through and customer accounts are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from most foreign countries. RushTrade customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations.

The company is headquartered in Dallas, Texas, and its common stock is traded on the OTC.BB market under the symbol "RSHF." For more information about RushTrade and RushGroup products, please visit www.rushtrade.com.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, continued acceptance of the company's products and services in the marketplace, competitive factors, changes in regulatory environments, and other risks detailed in the company's periodic report filings with the SEC. A discussion of the factors that could cause results to differ materially is included in the company's Form SB-2 filed with the SEC. By making these forward-looking statements, the company disclaims any obligation to update these statements for revisions or changes after the date of this release.

For    further    information,    please    contact    Sharron    DeLancey    at
sdelancey@rushgroup.com or (972) 450-6000.




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